SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006 (December 31, 2006)

SoftNet Technology Corp.
(Exact name of Registrant as specified in charter)

    Nevada                                    000-07693                                     74-3035831
(State or other                        (Commission file                                 (I.R.S. Employer
jurisdiction of                                number)                                Identification Number)
incorporation)

11 Commerce Drive, 2nd Floor
Cranford, New Jersey  07016
(Address of Principal Executive Offices)

1 Anderson Road, Suite 105
Bernardsville, New Jersey  07924
(Prior Address if Changed From Last Report)

(908) 204-9911
(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement

          On or about December 31, 2005, the Solutions Technology, Inc. (a Wholly owned subsidiary of the Company), the Company and Integrity Time, Inc. entered into a certain Stock Purchase Agreement (the “Agreement”).  Under the terms of the Agreement the Company will sell its wholly owned subsidiary, Solutions Technology, Inc., for the total purchase price of $100,000 in cash.  $50,000 was paid in connection with the execution of the Agreement and the remaining $50,000 is due on or before March 1, 2006 at which point the Agreement will be fully consummated.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective January 1, 2006, Michael Pollack resigned from the Board of Directors of the Company, and any Committees to which he was appointed.  As of the date of this filing, no replacement has been appointed to fill the vacancy created by Mr. Pollack’s resignation.

Item 9.01  Financial Statements and Exhibits.

  Financial Statements of Businesses Acquired.
  The required financial statements will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Pro Forma Financial Information.
  The required pro forma financial information will be filed with an amendment to this report in the time period prescribed by Item 9.01(b)(ii).

  Exhibits.
  99.01                  Resignation of Michael Pollack from the Company’s Board of Directors.
  99.02                  Stock Purchase Agreement dated December 31, 2005.

Signatures

          Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 3, 2006                                                                SoftNet Technology Corp.
                                                                                                       (Registrant)

                                                                                                        /s/  James M. Farinella
                                                                                                        James M. Farinella/President and CEO